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                                                                   EXHIBIT 10.22

April 29, 2001

Mr. Martin Singer
3927 Snowbird Lane
Northbrook, IL 60062

Dear Marty,

     The Board of Directors of PCTEL, Inc. ("PCTEL") desired to expand your consulting responsibilities in addition to your role as our Non-Executive Chairman of the Board. We believe that your skills, expertise and knowledge of the communications industry will be a great asset to PCTEL. This letter sets forth the terms and conditions of your consultancy with us.

     In your expanded role, you will be responsible for providing the services set forth in Exhibit A to this letter (the "Services"). The compensation to
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which you are entitled for performing the Services is also set forth in Exhibit
                                                                        -------
A.
-

     By accepting this offer, you agree that all materials, inventions, improvements, and trade secrets which relate in any manner to the business of PCTEL conceived or discovered by you in performing the Services hereunder, solely or in collaboration with others, are the sole property of PCTEL.

     Your consultancy will commence on the date you accept this offer, as indicated below, and will continue until the earlier of (i) final completion of the Services or (ii) termination of the consultancy by you or by PCTEL. Your consultancy is completely "at-will" and, as a result, you are free to terminate the relationship at any time, for any reason, or for no reason. Similarly, PCTEL is free to terminate the relationship with you at any time, for any reason or for no reason.

     The laws of the State of California shall govern this offer. This letter sets forth the entire agreement between you and PCTEL and supersedes any prior agreements, whether written or oral, with respect to your consultancy. No waiver, alteration, or modification of any of the provisions of this letter shall be binding unless in writing and signed by you and a duly authorized representative of PCTEL.

     On behalf of the Board of Directors, I thank you for your continued commitment and support of PCTEL. Should you have any questions about this letter, please do not hesitate to call me or Tom Capizzi, our V.P. Human Resources & Administration, at (408) 965-2100. If the foregoing terms are agreeable, please indicate your acceptance of this offer by signing the letter in the space provided below and returning this letter to PCTEL.

ACKNOWLEDGED AND AGREED TO:                          Sincerely,


   /s/ Martin A. Singer
---------------------------
       Martin A. Singer
                                                   William F. Roach

Date:     May 6, 2001                    President and Chief Executive Officer
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                                      -1-
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EXHIBIT A

SERVICES AND COMPENSATION
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1.   Services.   Martin A. Singer ("Consultant") will render to PCTEL the
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     following Services:

     (a) Consultant will help PCTEL to obtain a favorable resolution to the outstanding litigation with Smart Link Ltd. and Smart Link Technologies, Inc. (collectively, "Smart Link") and the claims asserted by Dr. Brent Townshend regarding our intellectual property (the "Litigation Matters").

     (b) Consultant will continue to train employees of PCTEL how to use Experience Curve, a statistics program that Consultant has introduced to PCTEL. Consultant will also support executive team in the use of this program throughout PCTEL.

2.   Compensation.
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     (a) For his services relating to the Litigation Matters, PCTEL shall pay
Consultant on a monthly basis the sum of $13,500 and upon successful completion of this agreement the remaining portion of the agreed upon figure of $80,000 shall be paid in a lump sum payment to the Consultant. In the event the consultancy is terminated prior to completion of the Services related to the Litigation Matters, in which event Consultant and PCTEL shall agree upon a prorated amount. In addition to the above payment, PCTEL shall make bonus payments to Consultant if Consultant contributes substantially to the achievement of the objectives set forth in the table below, as determined by a majority of the other Board of Directors of PCTEL:


Objective                                                                                   Bonus Payment
============================================================================================================
1) Execution of a settlement agreement with Smart Link and avoidance of trial                        $10,000
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2) Execution of a settlement agreement with Smart Link at 2-3% of the resale prices                  $10,000
   for HSP and V90
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3) Execution of a settlement agreement with Dr. Townshend at less than 3% of the                     $10,000
   resale prices of PCTEL products
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4) Execution of a settlement agreement with Dr. Townshend at less than 2% of resale                  $10,000
   prices of PCTEL products
------------------------------------------------------------------------------------------------------------

     (b) For professional services relating to Experience Curve, PCTEL shall pay Consultant $2,500 per day for up to a maximum of 10 days. With the support of the Consultant, if PCTEL is successful in achieving cost reduction from Silicon Labs in 2001, PCTEL shall pay Consultant an additional bonus of $10,000.

     (c) PCTEL shall reimburse Consultant for all reasonable travel and living expenses incurred by Consultant in performing Services pursuant to this Agreement, provided Consultant receives written consent from an authorized agent of PCTEL prior to incurring such expenses.

     (d) Consultant shall submit all statements for services and expenses in a form prescribed by PCTEL every two (2) weeks and such statements shall be approved by the Chief Executive Officer or Chief Financial Officer of PCTEL.

                                      -2-